EXHIBIT 99.2

SHAREHOLDER AGREEMENT

dated as of
September 29, 2004

by and between

OAO “LUKOIL”
and
CONOCOPHILLIPS

TABLE OF CONTENTS

Article I. Definitions
Section 1.1 Definitions.
Article II. Transfer Restrictions
Section 2.1 Restrictions.
Section 2.2 Lukoil’s Right of First Offer.
Section 2.3 Inapplicability.
Section 2.4 Legend.
Section 2.5 Compliance with Applicable Law, Etc.
Section 2.6 Effect.
Article III. Registration Rights
Section 3.1 Eligible Shares.
Section 3.2 Demand Registration.
Section 3.3 Incidental Registration.
Section 3.4 Registration Procedures.
Section 3.5 Indemnification.
Section 3.6 Other Jurisdictions.
Article IV. Preemptive Rights
Section 4.1 Preemptive Rights.
Article V. Board Representation; Voting Covenants; Management Nominees
Section 5.1 ConocoPhillips Nominees.
Section 5.2 Voting Shares.
Section 5.3 Lukoil Undertakings.
Section 5.4 Impact of ConocoPhillips Holding Level on Asset Transaction Documents
Section 5.5 Inapplicability.
Section 5.6 Termination of the Shareholder’s Rights.

Article VI. Acquisitions of Lukoil Securities
Section 6.1 Restrictions on Acquisitions of Lukoil Securities.
Section 6.2 Maximum Threshold.
Section 6.3 Excess Securities.
Article VII. Representations and Warranties
Section 7.1 Reliance.
Section 7.2 Representations and Warranties of Lukoil.
Section 7.3 Representations and Warranties of ConocoPhillips.
Article VIII. Termination
Section 8.1 Termination.
Article IX. Miscellaneous
Section 9.1 Effectiveness.
Section 9.2 Notices.
Section 9.3 Interpretation.
Section 9.4 Severability.
Section 9.5 Counterparts; Language.
Section 9.6 Entire Agreement; No Third Party Beneficiaries.
Section 9.7 Further Assurances.
Section 9.8 Governing Law; Equitable Remedies.
Section 9.9 Dispute Resolution.
Section 9.10 No Partnership or Agency.
Section 9.11 Amendments; Waivers.
Section 9.12 Assignment.

     SHAREHOLDER AGREEMENT (the “Agreement”), dated September 29, 2004, is made by and between the Open Joint Stock Company “Oil Company ,,LUKOIL”, an open joint stock company organized and existing under the laws of the Russian Federation, located at 101000, Russian Federation, Moscow, Sretensky bulvar, 11 (“Lukoil”) and ConocoPhillips, a Delaware corporation located at 600 North Dairy Ashford (77079-1175) Houston, Texas, United States of America (“ConocoPhillips”).

     WHEREAS, the parties hereto have agreed on certain principles governing their relations after the acquisition by ConocoPhillips (either directly or through its Wholly Owned Subsidiary or through a designee acting on behalf of ConocoPhillips or its Wholly Owned Subsidiary) in an auction (the “Auction”) being conducted by the Russian Fund for Federal Property (the “RFFP”) for 64,638,729 Lukoil Ordinary Shares which represent approximately 7.599% of Lukoil’s outstanding capital stock on a fully diluted basis; and

     WHEREAS, as of the date hereof, and simultaneously with the execution of this Agreement, Lukoil and ConocoPhillips have executed the Asset Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.
Definitions

     Section 1.1 Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     An “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the purposes of the definition of Affiliate, “control” has the meaning specified in Rule 12b-2 under the Exchange Act as in effect at the date of this Agreement. For the purposes of this Agreement, ConocoPhillips’s Affiliates shall not include Lukoil or any of its Affiliates and Lukoil’s Affiliates shall not include ConocoPhillips or any of its Affiliates.

     “AMI Agreement” means the Area of Mutual Interest Agreement entered between Lukoil and ConocoPhillips dated September 29, 2004, relating to future opportunities in specified areas in the Nenets Autonomous Okrug.

     “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

     “Asset Transaction Documents” means the Joint Venture Group Agreement, Implementation Agreement, Area of Mutual Interest Agreement, the West Qurnah Implementation Agreement and any other documents that memorialize the agreements between Lukoil and ConocoPhillips (and/or their respective Affiliates) with respect to the formation of a joint venture to develop and operate oil and gas producing properties in the Nenets Autonomous Okrug, establishment of an area of mutual interest with respect to future opportunities in the Nenets Autonomous Okrug, and the acquisition by ConocoPhillips (and/or any of its Affiliates) of an interest in Lukoil’s existing rights in the West Qurnah field in Iraq.

     “Auction” has the meaning set forth in the Recitals.

     A Person shall be deemed to “Beneficially Own”, to have “Beneficial Ownership” of, or to be “Beneficially Owning” any securities (which securities shall also be deemed to be “Beneficially Owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement. For the avoidance of doubt, the Shareholder shall be deemed to Beneficially Own any Shares which are Beneficially Owned by its Permitted Transferees.

     “best efforts” with respect to any action subject to such a best efforts obligation means all efforts to take all such action as may be taken in a commercially reasonable manner.

     “Business Day” means any day on which banks are open for business in Moscow and New York.

     “Change of Control” with respect to ConocoPhillips (referred to in this definition as the “Target”) means the occurrence of any of the following events:

     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of Voting Securities representing more than 35% of the voting power of the total outstanding Voting Securities of the Target; provided however that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Securities representing in the aggregate a greater percentage of the total voting power of the Voting Securities of the Target than such other person or group;

     (2) (a) all or substantially all of the assets of the Target and its consolidated subsidiaries are sold or otherwise transferred to any Person other than a wholly owned subsidiary of the Target or one or more Permitted Holders, or (b) the Target consolidates or merges with or into another Person or any Person consolidates or merges with or into the Target, in either case under this sub-clause (2), in one transaction or a series of related transactions unless immediately after the consummation thereof Persons owning Voting Securities representing in the aggregate a majority of the total voting power of the Voting Securities of the Target immediately prior to such consummation own Voting Securities representing a majority of the total voting power of the Voting Securities of the Target or the surviving or transferee Person or individuals who were members of the Board of Directors of Target at the time such transaction is announced (or individuals selected by them) constitute 50% or more of the Board of Directors of the Target or the surviving or transferee Person; or

     (3) the Target adopting a plan of liquidation or dissolution or any such plan being approved by the shareholders of the Target.

     “Charter” means the charter of Lukoil approved by the general meeting of Lukoil’s shareholders on June 27, 2002 and registered with the Ministry of the Russian Federation for Taxes and Levies (Inspectorate No. 8 for the Central

Administrative District of the City of Moscow) on July 25, 2002 (with subsequent amendments adopted by Lukoil’s board of directors on August 12, 2002 and the general meetings of Lukoil’s shareholders on June 26, 2003 and June 24, 2004).

     “Charter Amendments” means the amendments to the Charter described in Section 5.3(a).

     “ConocoPhillips” has the meaning set forth in the recitals to this Agreement.

     “ConocoPhillips Director” means a candidate proposed by ConocoPhillips pursuant to the provisions of Section 5.1(a) at any general meeting of Lukoil’s shareholders and elected at such meeting.

     “Current President” has the meaning set forth in Section 5.2(b).

     “Deemed Notice Date” has the meaning set forth in Section 2.2(d).

     “Demand” has the meaning set forth in Section 3.2(a).

     “Effective Date” means the date on which the RFFP has declared ConocoPhillips (or its Wholly Owned Subsidiary or designee acting on behalf of ConocoPhillips or its Wholly Owned Subsidiary) the successful bidder for the Initial Shares under the Auction and ConocoPhillips (or such Subsidiary or designee) has the right and obligation to enter into a purchase and sale agreement under which it will purchase the Initial Shares as contemplated by the laws of the Russian Federation.

     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “First Offer Price” has the meaning set forth in Section 2.2(a).

     “fully diluted” or “on a fully diluted basis” means, with respect to any securities (“Subject Securities”), the number of such securities outstanding assuming the exercise, exchange or conversion, as the case may be, of all rights, options, warrants, notes or other securities exercisable or exchangeable for or convertible into such securities, provided that, it shall be assumed that the consideration required for such exercise, exchange or conversion has been contributed to the issuer as of the date of the relevant calculation and used by it to repurchase Subject Securities at prevailing market prices.

     “Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

     “Governmental Authority” means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

     A “group” has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

     “Implementation Agreement” means the Implementation Agreement dated September 29, 2004 between Lukoil and ConocoPhillips.

     “Initial Extraordinary Shareholders Meeting” means the initial extraordinary meeting of the shareholders of Lukoil provided for by Section 5.3(a).

     “Initial Public Offering” means the initial public offering under the Securities Act of Lukoil Ordinary Shares in the form of shares or depositary shares.

     “Initial Shares” means 64,638,729 Lukoil Ordinary Shares which represent as of the Effective Date approximately 7.599% of Lukoil’s outstanding capital stock on a fully diluted basis, or the number of Lukoil shares resulting from any subdivision, consolidation or re-classification thereof.

     “Interested-Party Transaction” means a transaction defined in Article 81 of the JSC Law.

     “Joint Venture Group Agreement” means the Joint Venture Group Agreement dated September 29, 2004 between Lukoil and ConocoPhillips.

     “JSC Law” means the Federal Law of the Russian Federation No. 208-FZ dated December 26, 1995 “On Joint Stock Companies,” as amended from time to time.

     “Lukoil” has the meaning set forth in the recitals to this Agreement.

     “Lukoil Board” means the board of directors of Lukoil.

     “Lukoil DRs” means American depositary receipts or global depositary receipts evidencing Lukoil Ordinary Shares.

     “Lukoil Group” means Lukoil and its consolidated subsidiaries.

     “Lukoil Notification Date” has the meaning set forth in Section 2.2(d).

     “Lukoil Ordinary Shares” means ordinary shares of Lukoil, currently having a par value 0.025 rubles each.

     “Lukoil Securities” means Lukoil Ordinary Shares and Lukoil DRs.

     “Management Connected Persons” means spouses, parents, children, blood or non-blood related brothers and sisters, foster parents and/or adopted children of a member of Lukoil’s management committee or Lukoil Board.

     “Offered Shares” has the meaning set forth in Section 2.2(a).

     “Permitted Holder” means, with respect to Lukoil, ConocoPhillips or any of its Affiliates and, with respect to ConocoPhillips, Lukoil or any of its Affiliates.

     “Permitted Transferee” has the meaning set forth in Section 2.1(b).

     “Person” means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

     “Proportionate Interest” has the meaning set forth in Section 4.1.

     “Proposed Issuance” has the meaning set forth in Section 4.1.

     “Public Offering” means any offering of securities the offer and sale of which has been registered under the Securities Act by the issuer of such securities or, if required, under the applicable regime in any other jurisdiction in which Lukoil’s securities are listed and publicly traded.

     “Related-Party Transaction” means a transaction between Lukoil or any Significant Subsidiary of Lukoil and any Person (i) who is a member of the management committee of Lukoil or the Lukoil Board, (ii) who is a Management Connected Person and/or (iii) in which a member of the management committee of Lukoil or Lukoil Board or a Management

Connected Person Beneficially Owns 20% or more of the outstanding equity interests; provided that a Related-Party Transaction shall not include any matters relating to the employment, remuneration of or benefits afforded to any employee of the Lukoil Group or member of the management committee of Lukoil or Lukoil Board and provided further that a Related-Party Transaction shall not include any transaction pursuant to which the reasonable value of the interest of a relevant member of the Lukoil Board, Management Committee or Management Connected Person is less than US$1 million.

     “Response Period” has the meaning set forth in Section 2.2(b).

     “Reserved Matters” means (i) the Lukoil Board proposing to the shareholders of Lukoil (other than as a result of requisition of Persons entitled under the JSC Law to propose a resolution to the agenda of a meeting of Lukoil’s shareholders which cannot be rejected by the Lukoil Board other than on the grounds set forth in Articles 53.5 and 55.6 of the JSC Law or any other provision of the JSC Law replacing or amending Article 53.5 or Article 55.6 of the JSC Law) an amendment to the Charter to alter or delete the matters requiring the unanimous vote of the Lukoil Board or recommending a vote in favor of any proposal by a Lukoil shareholder proposing an amendment to the Charter to alter or delete the matters requiring the unanimous vote of the Lukoil Board, (ii) increasing Lukoil’s charter capital (including the issuance and/or placement — whether for cash or other consideration, whether in a public or private offering or other transaction, and whether by open or closed subscription — of any Lukoil Securities) by an amount in excess of 10% of its then total charter capital in any twelve-month period, (iii) Lukoil declaring or paying any annual dividend or distribution to shareholders (X) in excess of the net income of Lukoil Group (based on consolidated financial statements prepared in accordance with US GAAP) to which such dividend or distribution relates (unless such dividend is less than or equal in value to the previous year’s annual dividend) or (Y) other than proportionately to all Lukoil shareholders, (iv) Lukoil entering into any transaction or series of related transactions that represent entry by Lukoil into a line of business that is not reasonably related to, or is not a reasonable extension of, its existing lines of business on the Effective Date, and the value of which at the time of such transaction or transactions exceeds an amount equal to 7.5% of Lukoil’s consolidated total assets (based on consolidated financial statements prepared in accordance with US GAAP) as of the most recent reporting period, (v) Lukoil making a decision or taking an action with respect to the consummation by a Significant Subsidiary of Lukoil of any transaction or series of related transactions valued at the time of such transaction or transactions in excess of 7.5% of Lukoil’s consolidated total assets (based on consolidated financial statements prepared in accordance with US GAAP) as of the most recent reporting period, except for the cases of any reorganization (including any merger, accession, split-up, spin-off, split-off, change of form, share exchanges and similar actions) involving any Lukoil Group entity pursuant to which ownership of the resulting entity or entities is preserved within the Lukoil Group and except for any transaction (or series of related transactions) of a Significant Subsidiary of Lukoil in which the only parties are such Significant Subsidiary and Lukoil or any member entity within the Lukoil Group in which Lukoil Beneficially Owns not less than 90% of outstanding equity interests, (vi) any proposal to dissolve Lukoil or a Significant Subsidiary of Lukoil or other voluntary proceeding seeking liquidation, reorganization, readjustment or other relief under any bankruptcy, insolvency or similar law or the consent by Lukoil or a Significant Subsidiary of Lukoil to a decree or order for relief or any filing of a petition under such law or to the appointment of a trustee, receiver or liquidator or any other voluntary action by Lukoil or a Significant Subsidiary of Lukoil in furtherance of its bankruptcy, reorganization, liquidation, dissolution or termination of its corporate status, (vii) any merger or consolidation of any Significant Subsidiary of Lukoil with or into any party, pursuant to which less than 90% of the Beneficial Ownership of the equity of the resulting entity or entities is preserved within the Lukoil Group, and (viii) Lukoil’s reorganization resulting in (W) Lukoil’s consolidation with another entity (“sliyaniye”) or Lukoil’s merger into another entity (“prisoyedineniye”) pursuant to which Lukoil is not the surviving entity, or if Lukoil’s shareholders hold less then 50% of the Beneficial Ownership of the equity of the surviving entity on consummation thereof, (X) Lukoil’s division into two or more entities, (Y) spin-off from Lukoil of one or more entities pursuant to which the shares of such newly-formed entity or entities are distributed to Lukoil shareholders, provided, however, that the value of assets divested from Lukoil as a result of such spin-off exceeds 10% of the balance sheet value of Lukoil’s assets on an unconsolidated basis as of the most recent reporting period, or (Z) Lukoil’s reorganization into an entity other than a joint stock company.

     “RFFP” has the meaning set forth in the Recitals.

     “RusCo” has the meaning assigned to that term in the Implementation Agreement.

     “SEC” means the United States Securities and Exchange Commission or any successor Governmental Authority.

     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Shares” means the Initial Shares together with any and all Lukoil Securities acquired and Beneficially Owned by the Shareholder and/or its Affiliates after the Effective Date.

     “Shareholder” means ConocoPhillips at such time as it Beneficially Owns Shares and/or any Affiliate and/or Permitted Transferee thereof that holds Shares and/or any Person that has acquired Shares in the circumstances contemplated in Section 2.1(a).

     “Significant Subsidiary” shall mean a subsidiary (including a subsidiary with Lukoil’s direct or indirect share in the charter capital thereof) with respect to which any of the following tests is met:

     (a) the investment of Lukoil and its subsidiaries (in the form of contributions to the charter and additional capital as well as granted credit facilities and loans) in such subsidiary (including its subsidiaries) exceeds 10% of the consolidated assets of Lukoil;

     (b) the assets of such subsidiary (including its subsidiaries) (after intra-group set-offs and eliminations) represent in excess of 10% of the consolidated assets of Lukoil; or

     (c) the income of such subsidiary (including its subsidiaries) (before income taxes) represents in excess of 10% of the consolidated income of Lukoil (before income taxes).

     The foregoing tests shall be applied with reference to the latest published consolidated financial statements of Lukoil for the most recently completed fiscal year prepared in accordance with US GAAP.

     “Special Board Matter” means any transaction or series of related transactions of Lukoil the value of which constitutes between 25% and 50% of the balance sheet value of Lukoil’s assets on an unconsolidated basis, except for transactions consummated in the ordinary course of business, transactions involving the offering (placement) of Lukoil Ordinary Shares and transactions involving the offering (placement) of securities, convertible into Lukoil Ordinary Shares; provided, however, that transactions or series of related transactions involving the acquisition or disposal of oil production facilities, gas or gas condensate production facilities, oil refineries, gas or gas condensate processing facilities, refined products marketing facilities, oil transportation facilities, gas or gas condensate transportation facilities and shares (or other similar interests) in legal entities which possess such assets and/or rights for exploration or production of hydrocarbons shall not be deemed to be consummated in the ordinary course of business.

     “Substantial Transaction” means any transaction or series of related transactions of Lukoil the value of which exceeds 50% of the balance sheet value of Lukoil’s assets on an unconsolidated basis, except for transactions consummated in the ordinary course of business, transactions involving the offering (placement) of Lukoil Ordinary Shares and transactions involving the offering (placement) of securities, convertible into Lukoil Ordinary Shares; provided, however, that transactions or series of related transactions involving the acquisition or disposal of oil production facilities, gas or gas condensate production facilities, oil refineries, gas or gas condensate processing facilities, refined products marketing facilities, oil transportation facilities, gas or gas condensate transportation facilities and shares (or other similar interests) in legal entities which possess such assets and/or rights for exploration or production of hydrocarbons shall not be deemed to be consummated in the ordinary course of business.

     “Transfer” has the meaning set forth in Section 2.1.

     “Transfer Notice” has the meaning set forth in Section 2.2(a).

     “Transfer Restriction Termination Notice” has the meaning set forth in Section 2.3.

     “unconsolidated” or “on an unconsolidated basis” means, with respect to the value of Lukoil’s assets or Significant Subsidiary’s assets, the value of such assets determined based on the most recent available statutory financial statements of Lukoil or a Significant Subsidiary prepared in accordance with Russian accounting standards; provided, however, that with respect to the value of assets of Significant Subsidiaries established outside the Russian Federation, such term shall mean the value of assets of a Significant Subsidiary based on financial statements of such Significant Subsidiary prepared in accordance with US GAAP.

     “US GAAP” means United States generally accepted accounting principles in effect from time to time.

     “Voting Securities” means any issued and outstanding securities generally entitled to vote in the election of directors of the issuer thereof.

     “Wholly Owned Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

Article II.
Transfer Restrictions

     Section 2.1 Restrictions.

     Subject to Section 2.3, the Shareholder shall not, sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (each, a “Transfer”) without the prior written consent of Lukoil, except in accordance with one of the following:

     (a) pursuant to a merger, consolidation or other business combination involving ConocoPhillips where it is not the surviving entity, or a sale of all or substantially all of ConocoPhillips’s assets; provided, however, that the surviving or purchasing entity shall have complied with Section 2.5(b);

     (b) pursuant to a Transfer of Shares by the Shareholder to a Wholly Owned Subsidiary, from a Wholly Owned Subsidiary of the Shareholder to the Shareholder, or between Wholly Owned Subsidiaries of the Shareholder (any such transferee shall be referred to herein as a “Permitted Transferee”), provided that in the case of any such Transfer, the Permitted Transferee shall have complied with Section 2.5(b) prior to any such Transfer. If any Permitted Transferee to whom Shares have been transferred pursuant to this Section 2.1 by the Shareholder will cease to be a Permitted Transferee, such Shares shall be transferred back to the Shareholder (or one of its Permitted Transferees) immediately prior to the time such Person ceases to be a Permitted Transferee of the Shareholder. The Shareholder and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee; or

     (c) subject to provisions of Section 2.2, upon the expiration of a period of four (4) years from the Effective Date hereof (the “Lock-up Period”), all restrictions on Transfers set forth in this Agreement will terminate automatically; provided, however, that in the event of a Change of Control of ConocoPhillips during the Lock-up Period, such Lock-up Period will be extended for an additional four year period commencing on the effective date of such Change of Control; and provided further that in the event a Change of Control of ConocoPhillips occurs after the expiration of the Lock-up Period, all restrictions on Transfers set forth in this Section 2.1 will come back into force for a period of four years commencing on the effective date of such Change of Control.

     Section 2.2 Lukoil’s Right of First Offer.

     (a) If following the Lock-up Period (as it may be extended or come back into force as provided in Section 2.1(c) or terminated pursuant to this Agreement) the Shareholder desires to transfer any Shares to any Person other than pursuant to the provisions of Article II or Article III, the Shareholder shall first give written notice (a “Transfer Notice”) to that effect to Lukoil containing (i) the number of Shares proposed to be transferred (the “Offered Shares”), (ii) the purchase price (the “First Offer Price”) that the Shareholder proposes to be paid for the Offered Shares, and (iii) an offer to sell the Offered Shares to Lukoil for the First Offer Price to be payable at the time of closing in cash (denominated in US dollars).

     (b) Lukoil shall have a period of 60 days after the date of receipt of the Transfer Notice (the “Response Period”) to accept the offer made pursuant to the Transfer Notice to purchase all, but not less than all, of the Offered Shares (on its own behalf or on the behalf of any of its Wholly Owned Subsidiaries) at the First Offer Price in cash (denominated in US Dollars) by delivering a written notice of acceptance to the Shareholder within the Response Period; provided, however, that if ConocoPhillips has issued a Transfer Restriction Termination Notice pursuant to Section 2.3, the time period for Lukoil’s acceptance of the offer made pursuant to the Transfer Notice shall be reduced to 20 days from the date of receipt of the Transfer Notice.

     (c) If Lukoil elects to purchase (on its behalf or on behalf of or through any of its Wholly Owned Subsidiaries) all of the Offered Shares, the closing of the sale of the Offered Shares will be held on a date agreed between Lukoil and ConocoPhillips that shall be as soon as practicable but not less than 10 days nor more than 60 days after the date of Lukoil’s election to purchase, provided that if a Governmental Approval to complete such sale is required but has not been received, Lukoil may deliver written notice to ConocoPhillips prior to the expiration of such initial 60-day period to such effect and the closing of such transaction may be delayed for up to an additional 60 days. Such additional period may not be extended without prior written consent of ConocoPhillips. If any required Government Approvals have not been obtained at the end of such additional 60-day period (or longer period with ConocoPhillips’s consent), Lukoil shall be deemed to have elected not to purchase the Offered Shares. At the closing of such sale of the Offered Shares Lukoil will deliver or cause to be delivered the consideration in accordance with the terms of the offer set forth in the Transfer Notice, and the Shareholder will deliver the Offered Shares to Lukoil or its designee, free and clear of all liens, claims and encumbrances.

     (d) If, at the end of the Response Period, Lukoil has not given notice of its decision to purchase all of the Offered Shares, or if, during the Response Period, Lukoil has notified the Shareholder in writing that the offer contained in the Transfer Notice is not accepted (the “Lukoil Notification Date”) or if the required Governmental Approval(s) have not been granted and Lukoil is deemed to have elected not to purchase the Offered Shares pursuant to Section 2.2(c) (the “Deemed Notice Date”), then the Shareholder shall be entitled for a period of 120 days beginning the day after the earliest of (i) the expiration of the Response Period (ii) the Lukoil Notification Date or (iii) the Deemed Notice Date to sell the Offered Shares at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice, provided that if a Governmental Approval required to complete such sale has not been received, ConocoPhillips may deliver written notice to Lukoil prior to the expiration of such initial 120 day period to such effect and the closing of such transaction may be delayed for up to one additional 120-day period. Such additional period may not be extended without prior written consent of Lukoil. Promptly after any sale pursuant to this Section 2.2, the Shareholder shall notify Lukoil in writing of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as Lukoil may request.

     (e) If, at the end of the period provided for in this Section 2.2, the Shareholder has not completed the sale of the Offered Shares, the Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 2.2 without again fully complying with the provisions of this Section 2.2 and all restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect with respect to such Offered Shares. Notwithstanding the preceding sentence, if the Shareholder provides Lukoil written notice not more than 30 days, nor less than 10 days prior to the expiration of such additional 120-day period provided for in Section 2.2(d), the process provided for in this Section 2.2 shall be deemed restarted; provided that the 60-day period specified in Section 2.2(b) shall be reset to a 10-day period; and provided, further, that with respect to each period provided for in this Section 2.2, ConocoPhillips shall only have the right to restart the process pursuant to this sentence one time, after which the right of first offer process set forth in Section 2.2 must begin ab initio.

     (f) Lukoil may assign its rights under this Section 2.2 to any of its Affiliates at its sole discretion.

     Section 2.3 Inapplicability.

     At any time during the term of this Agreement, ConocoPhillips shall have a right to issue a written notice to Lukoil stating that the transfer restrictions set forth in Section 2.1 are terminated (a “Transfer Restriction Termination Notice”) if: (a) Completion (as defined in the Implementation Agreement) does not occur by March 31, 2007, or (b) an arbitral tribunal in an accelerated proceeding as described in Section 9.9(e) determines that (i) Lukoil is in material breach of any of its obligations under Article IV or V, or (ii) Lukoil would be in material breach of its obligations under Article IV or V but for the fact that Russian law would not permit Lukoil to comply with such obligations.

     Section 2.4 Legend.

     Any certificate representing or evidencing the Shares in the form of Lukoil DRs shall be stamped or otherwise imprinted with a legend in substantially the following form:

     RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER U.S. STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHAREHOLDER AGREEMENT DATED SEPTEMBER 29, 2004. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 AND APPLICABLE U.S. STATE SECURITIES LAWS.

     Section 2.5 Compliance with Applicable Law, Etc.

     Any Transfer of Shares contemplated under Section 2.1(a) or (b) shall be subject to (a) compliance with Applicable Law and (b) the transferee’s (or in the case of Section 2.1(a), the surviving entity’s) agreement in writing, in form and substance satisfactory to Lukoil in its sole discretion, to be bound by this Agreement, including the representations and warranties and restrictions on Transfer applicable to the Shareholder at the time of such transfer contained in this Agreement. If Lukoil so requests with respect to any Transfer of Shares, the transferor shall provide Lukoil with an unqualified written opinion of counsel that such Transfer may be effected without registration under the Securities Act and any applicable state securities laws. Lukoil and the Shareholder shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. Lukoil and the transferring Shareholder shall each bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

     Section 2.6 Effect.

     Any purported transfer of securities that is not consistent with the provisions of this Article II shall be null and void and of no force or effect and will not be registered on the register or stock transfer books of Lukoil, whether with respect to Ordinary Shares or DRs.

Article III.
Registration Rights

     Section 3.1 Eligible Shares.

     Subject to Section 2.1, the Shares shall be subject to the registration rights in this Article III until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) the Shares are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) the Shares have otherwise been transferred and may be resold by such transferee without registration under the Securities Act and without restriction under Rule 144.

     Section 3.2 Demand Registration.

     (a) Subject to Section 2.1, from time to time after the later to occur of (i) the expiration of the Lock-up Period (as the same may be extended or come back into force as provided in Section 2.1(c)) and (ii) the date which is 180 days following the closing of the Initial Public Offering, the Shareholder shall have the right to make four separate written requests (each, a “Demand”) on Lukoil to cause Lukoil to use best efforts to file and cause to be declared effective a Registration Statement on Form F-l or any other appropriate form under the Securities Act with respect to the Shares; provided that the expected aggregate offering price of the Shares requested to be registered with respect to any Demand is at least the lesser of (i) 25% of the Shareholder’s aggregate Beneficial Ownership interest in Lukoil or (ii) $500,000,000. This Section 3.2(a) shall be applicable for so long as the Shares cannot be freely transferred pursuant to Rule 144 under the Securities Act without the imposition of volume, manner of sale and holding period limitations.

     (b) Any Demand will set forth the number of Shares the Shareholder proposes to sell and the intended method of distribution of such shares.

     (c) If any offering or sale of Shares by the Shareholder pursuant to a registration statement is not consummated due to any failure by Lukoil to perform its obligations under this Agreement, the Shareholder shall not be deemed to have made a Demand in accordance with Section 3.2(a) with respect to which such registration statement was filed.

     (d) The selection of the underwriters for any offering pursuant to this Section 3.2 shall be made by ConocoPhillips, provided that any such underwriters shall be reasonably satisfactory to Lukoil.

     (e) Lukoil will pay all expenses associated with the registration and sale of the Shares including without limitation its own legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Shares and commissions and underwriting discounts payable with respect to the Shares, which shall be paid by the Shareholder.

     Section 3.3 Incidental Registration.

     Subject to Section 2.1, if Lukoil proposes at any time to register Lukoil Securities under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form F-4 (or similar successor forms)) with respect to an offering of Lukoil Securities for its own account or for the account of any of its security holders, it will promptly give written notice thereof to the Shareholder (but in no event less than 15 days before the anticipated filing date), and offer the Shareholder the opportunity to register such number of Shares as the Shareholder may request. Upon the written request of the Shareholder made within 20 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by the Shareholder and the intended method of disposition thereof), Lukoil will, subject to the terms of this Agreement, use its best efforts to include the Shares which Lukoil has been requested to register in such registration.

     (a) If the proposed registration by Lukoil is an underwritten Public Offering of Lukoil Securities, then Lukoil will use its best efforts to cause the managing underwriter or underwriters to include the Shares requested to be included by the Shareholder among those securities to be distributed by or through such underwriters (on the same terms and conditions as the Lukoil Securities included therein to the extent appropriate). Notwithstanding the foregoing, if, in the reasonable judgment of the managing underwriters, the success of the Public Offering of Lukoil Securities would be adversely affected by inclusion of the Shares requested to be included, Lukoil shall include in such registration the number (if any) of Shares so requested to be included which in the opinion of such managing underwriters can be sold without such adverse effect, but (i) only after the inclusion in such registration of Lukoil Securities being sold by Lukoil and (ii) only after the inclusion in such registration of Lukoil Securities being sold by Persons exercising any demand registration rights they may have in respect of Lukoil. If, in the opinion of such managing underwriters, some but not all of the Shares requested to be included may be included in such registration, the Shareholder, and any other holders of Lukoil Securities that have substantially similar registration rights to the Shareholder and have requested registration of such shares, shall share pro rata in the number of such shares requested to be included therein based on the number of such shares so requested to be included by such Persons.

     (b) If, at any time after giving written notice of its intention to register Lukoil Securities and prior to the effective date of the registration statement filed in connection with such registration, Lukoil shall determine for any reasonable cause either not to register, or to delay registration of, such securities, Lukoil shall give written notice of such determination to the Shareholder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares for the same period as the delay in registering such other Lukoil Securities; provided, however, that if Lukoil elects to delay such registration, ConocoPhillips may withdraw its request to include the Shares in such registration.

     (c) The selection of the underwriters for any such offering shall be at the sole discretion of Lukoil.

     (d) Lukoil will pay all expenses associated with the registration and sale of the Shares including without limitation its own legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Shares and commissions and underwriting discounts payable with respect to the Shares, which shall be paid by the Shareholder.

     Section 3.4 Registration Procedures.

     (a) If and whenever Lukoil is required by the provisions of Section 3.2 or 3.3 hereof to effect the registration of Shares, Lukoil will as promptly as practicable:

     (1) make reasonable efforts to prepare, file and cause to be declared effective a Registration Statement and necessary amendments;

     (2) furnish copies thereof to the Shareholder before any public filing;

     (3) furnish to the Shareholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Shareholder may reasonably request to facilitate the disposition of the Shares included in such registration by the Shareholder;

     (4) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or “blue sky” laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Shares; provided, however, that Lukoil shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction where it is not subject to taxation or consent to general service of process in any such jurisdiction where it is not subject to general service of process;

     (5) advise the Shareholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

     (6) notify the Shareholder upon Lukoil’s discovery that, or upon the happening of any event as a result of which any prospectus included in any registration statement which includes Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the Shareholder’s request prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (7) use its best efforts to cause all such Shares to be listed on each securities exchange or inter-dealer quotation system on which the Lukoil Securities are then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

     (b) If any registration pursuant to Section 3.2 or 3.3 hereof shall be in connection with an underwritten Public Offering and regardless of whether the Shareholder participates in such registration, the Shareholder agrees not to, unless agreed to in writing by the managing underwriter or underwriters or Lukoil, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement and ending on a date specified by the underwriter, not to exceed 90 days after the effective date of such registration statement. The Shareholder agrees that Lukoil may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3.4(b).

     (c) The Shareholder agrees, that upon receipt of any notice from Lukoil of the occurrence of any event of the kind described in Section 3.4(a)(6), it will forthwith discontinue the disposition of Shares pursuant to the registration statement relating to such Shares until its receipt of a supplemented or amended prospectus from Lukoil and, if so directed by Lukoil, will deliver to Lukoil all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Shares at the time of receipt of such notice; provided, that if the registration statement is for an underwritten Public Offering, the Shareholder will use its best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Shares.

     (d) If any Shares are included in any registration pursuant to this Article III, the Shareholder shall agree to take such actions and furnish Lukoil with such information regarding itself and relating to the distribution of the Shares as Lukoil may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Shares to be sold to agree in writing with Lukoil and the Shareholder to provisions with respect to indemnification and contribution that are substantially the same as set forth in Section 3.5 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

     Section 3.5 Indemnification.

     (a) Indemnification by Lukoil. In the event of any registration of Shares pursuant to Section 3.2 or 3.3, Lukoil agrees to indemnify and hold harmless the Shareholder and its directors and officers, employees and agents and each other Person, if any, who controls the Shareholder within the meaning of the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs) to which such indemnified party becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that Lukoil shall not be liable to such indemnified party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the Shareholder to Lukoil specifically for inclusion in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

     (b) Indemnification by the Shareholder. The Shareholder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.5(a)), Lukoil and its directors and officers, employees and agents and each other person, if any, who controls Lukoil within the meaning of the Securities Act if such statement or omission was made solely in reliance upon and in conformity with written information relating to the Shareholder furnished to Lukoil by the Shareholder specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

     (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party’s right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

     (d) Contribution. If the indemnification provided for in Sections 3.5(a) or 3.5(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.5(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No indemnified or indemnifying party, as the case may be, guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnified or indemnifying party, as the case may be, who was not guilty of such fraudulent misrepresentation.

     Section 3.6 Other Jurisdictions.

     The Shareholder shall also have registration rights analogous to those described in Section 3.2 (which shall be limited to four Demands in aggregate) and Section 3.3 in other jurisdictions in which Lukoil Securities are listed and traded on customary terms and conditions, if applicable in such jurisdictions, subject to the same terms and conditions set forth in this Article III.

Article IV.
Preemptive Rights

     Section 4.1 Preemptive Rights.

     (a) The Shareholder shall be entitled to participate in future sales or issuances by Lukoil of Lukoil Securities (each, a “Proposed Issuance”) to maintain its proportionate fully diluted equity interest in Lukoil as that interest exists at the time of such issuance (its “Proportionate Interest”).

     (b) Lukoil will provide the Shareholder with at least 30 days advance written notice of any Proposed Issuance, which notice shall contain all relevant information pertaining thereto (including without limitation the purchase price per share or the formula for its determination) and an offer to the Shareholder to participate in the Proposed Issuance (at a price per share and upon terms and conditions no less favorable than those provided to other offerees or purchasers of Lukoil Securities in the Proposed Issuance). At the Shareholder’s sole option, the Shareholder may participate in the Proposed Issuance by purchasing the full number of Lukoil Securities necessary to maintain its Proportionate Interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, Lukoil will provide the Shareholder with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. All of the Shareholder’s rights under this Section 4.1 shall cease at such time as the Shareholder’s aggregate Beneficial Ownership percentage of Lukoil Securities on a fully diluted basis is less than 7.599%, provided that the reduction in such percentage is solely a result of a Transfer other than as permitted pursuant to Section 2.1(a) or (b) of this Agreement. These preemptive rights shall not apply to the following sales or issuances (i) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, agreement or sale or issuance to directors, employees or consultants; or (ii) as consideration for the acquisition by Lukoil or any of its Affiliates of all or a part of another business or the merger of any business entity with or into Lukoil or any of its Affiliates.

     (c) Nothing contained in this Article IV shall constitute a waiver of any rights that the Shareholder may have as a matter of Applicable Law or stock exchange regulations.

Article V.
Board Representation; Voting Covenants; Management Nominees

     Section 5.1 ConocoPhillips Nominees.

     (a) For so long as the Shareholder Beneficially Owns a number of Lukoil Securities at least equal in number to the number of the Initial Shares, the Shareholder shall be entitled to nominate a maximum of one candidate for election to the Lukoil Board at each annual or extraordinary general shareholders meeting. For so long as the Shareholder holds an aggregate Beneficial Ownership interest on a fully diluted basis in Lukoil equal to or greater than 12.5%, the Shareholder shall be entitled to nominate a number of candidates for election to the Lukoil Board at each annual or extraordinary general shareholders meeting that equals the greater of (i) two or (ii) a number (rounded to the nearest whole number) determined by multiplying the percentage of the Shareholder’s fully diluted Beneficial Ownership interest in Lukoil (calculated on the record date of the applicable shareholders meeting) by the number of directors comprising the Lukoil Board (giving effect to any change in the size of the Lukoil Board to be voted upon at such shareholders meeting).

     (b) The Shareholder agrees to vote all of its Shares cumulatively for the candidate(s) nominated by it. Except as provided in Section 5.1(a), the Shareholder shall not make any other nominations to the Lukoil Board whether or not such rights are available to it under any provision of Russian law or the Charter.

     (c) The Shareholder shall not call a shareholders meeting for the purpose of taking a decision on any of the matters set forth in Article 48.1, clauses 1-3, 6, 8, 18 and 19 of the JSC Law or the same or substantially similar matters in the amended or revised JSC Law (collectively, “Article 48.1 Issues”, and each, an “Article 48.1 Issue”) nor will the Shareholder propose directly, or through a ConocoPhillips Director at any Lukoil Board meeting, to include any of such matters on the agenda of any shareholders meeting. The Shareholder agrees that in the event any other Lukoil shareholder or any director other than a ConocoPhillips Director proposes any Article 48.1 Issue to be included on the agenda of any shareholders meeting, the Shareholder shall vote its Shares at such meeting in the manner recommended by the Lukoil Board (determined by a simple majority vote of the Lukoil Board) with respect to such Article 48.1 Issue; provided, however, that if a proposed agenda of any shareholders meeting includes items regarding (X) making amendments to the Charter to alter or delete the Charter Amendments or any matter which as of the Effective Date requires unanimous approval of Lukoil’s Board under Russian Law, (Y) increasing Lukoil’s charter capital by an amount in excess of 10% of its then total charter capital in any twelve-month period, or (Z) Lukoil’s liquidation as specified in item (vi) or reorganization as specified in item (viii), in each case of the definition of “Reserved Matters” in Section 1.1, the Shareholder shall be entitled to vote on such items of the agenda at its discretion.

     Section 5.2 Voting Shares.

     (a) The Shareholder agrees to cause all Shares held by it to be present for quorum, whether by issuance of a proxy or otherwise, and for all other purposes at all shareholders meetings of Lukoil; provided, however, that to the extent any Shares Beneficially Owned by the Shareholder are held in the form of Lukoil DRs, the Shareholder shall be deemed to have satisfied its obligations under this Section and other voting obligations under this Agreement if it has instructed the applicable depositary to vote the applicable Shares as required by this Agreement.

     (b) With respect to any shareholder vote relating to the appointment of the president of Lukoil, the Shareholder agrees to vote all Shares held and/or Beneficially Owned by it for the president of Lukoil as of the date hereof (the “Current President”) if the Current President is nominated or, if the person nominated for president of Lukoil is not the Current President, then in the manner recommended by the Current President and the Lukoil Board (determined by a simple majority vote of the Lukoil Board).

     (c) The Shareholder shall not:

     (1) grant any proxy with respect to the Shares or enter into or agree to be bound by any voting trust or similar arrangement with other shareholders other than Lukoil (if applicable) and its Affiliates and any depositary for Lukoil DRs;

     (2) enter into any shareholders’ agreement or other similar arrangement (whether written or oral) with any person with respect to the nomination or election of any director, or the acquisition, ownership, transfer or other disposition or voting of its Shares; or

     (3) act as a member of a group with, or seek or solicit any vote or proxy to vote from, directly or indirectly, any other Person in connection with a matter subject to a vote of Lukoil’s shareholders in a manner that is inconsistent with any obligations of the Shareholder under this Agreement;

     provided that the foregoing shall not limit the Shareholder’s rights to vote, acquire or transfer its Shares in accordance with the terms of this Agreement; provided further that the foregoing shall not prohibit the Shareholder from disclosing (publicly or privately) its voting intentions with respect to any matter submitted to a vote of the Lukoil shareholders; provided further that the foregoing shall not apply to any communication by the Shareholder with other Lukoil shareholders (i) regarding any proposed vote that would have the effect of altering or frustrating any of the Shareholder’s rights under the Asset Transaction Documents or the Charter as amended by the Charter Amendments or (ii) in order to obtain other shareholders’ commitments referred to in Section 5.3(a)(i); provided further that the foregoing shall not apply to any vote on a transaction (i) that is a Substantial Transaction or (ii) (a) that is a Special Board Matter submitted to a vote of the Lukoil shareholders without unanimous approval of the Lukoil Board and (b) on which the Shareholder’s representative(s) on the Lukoil Board voted against in the Lukoil Board vote (except for Article 48.1 Issues proposed for a shareholder approval that do not include an amendment of the Charter altering or deleting the Charter Amendments or any matter proposed to be implemented in breach of any restriction in the Charter Amendments); provided further that the foregoing shall not apply in respect of any resolution proposed at a meeting of Lukoil shareholders in relation to any Interested-Party Transaction.

     (d) The Shareholder agrees to cause all Shares held by it to be voted in favor of the Charter Amendments at any meeting of Lukoil’s shareholders.

     (e) Notwithstanding any other provision of this Section 5.2, the Shareholder’s obligations under Section 5.2(c) shall no longer be applicable (other than with respect to Article 48.1 Issues that do not include a proposed amendment to the Charter altering or deleting the Charter Amendments or any matter proposed to be implemented in breach of any restriction in the Charter Amendments) if at any time after the Charter Amendments have been passed and as long as they remain in full force and effect an arbitral tribunal in an accelerated proceeding as described in Section 9.9(e) determines that (i) Lukoil is in material breach of any of its obligations under Article IV or V or (ii) Lukoil would be in material breach of its obligations under Article IV or V but for the fact that Russian law would not permit Lukoil to comply with such obligations.

     Section 5.3 Lukoil Undertakings.

     (a) On the earlier of (i) the date on which the Shareholder has acquired and Beneficially Owns a number of Lukoil Securities at least equal in number to the number of Initial Shares and has demonstrated to Lukoil (acting reasonably) that it and other shareholders, holding or Beneficially Owning an aggregate Beneficial Ownership interest (including ConocoPhillips’s such Beneficial Ownership interest) in at least 12.5% of Lukoil Securities, have committed to attend or issue a proxy in respect of (or instruct the ADR depository to do so on their behalf) an extraordinary meeting of Lukoil’s shareholders to be convened to approve the Charter Amendments (as defined below), or (ii) the date of convening by the Lukoil Board of the annual meeting of Lukoil’s shareholders in 2005, Lukoil Board shall, in the case sub-clause (i) above is satisfied, proceed with scheduling the date of an extraordinary meeting of Lukoil’s shareholders to occur, if reasonably practicable, within 60 days, but not later than within 90 days from the date specified in sub-clause (i) above (“Initial Extraordinary Shareholders Meeting”) and place on the agenda of such Initial Extraordinary Shareholders Meeting, or on a date specified in sub-clause (ii) above shall place on the agenda of the annual general meeting of Lukoil’s shareholders scheduled in 2005, a proposal that the Charter be amended to provide that (X) no action or decision shall be taken in respect of any of the Reserved Matters (whether in a meeting of Lukoil’s shareholders or otherwise) unless such action or decision shall have first been unanimously approved by the Lukoil Board or submitted or recommended for approval in a meeting of Lukoil’s shareholders by a unanimous decision of the Lukoil Board, (Y) no action or decision shall be taken in a Lukoil Board meeting in respect of any Special Board Matter unless such action or decision is unanimously approved by the Lukoil Board, provided, however, that if a transaction or transactions constituting a Special Board Matter are not unanimously approved by the Lukoil Board, the Lukoil Board shall have the right to refer the approval of such transaction or transactions to shareholders in the manner provided by Article 79 of the JSC Law, and (Z) no action or decision shall be taken with respect to any Substantial Transaction of Lukoil unless such Substantial Transaction has been approved in a meeting of Lukoil’s shareholders by at least 75% vote of Lukoil’s shareholders participating in such meeting, such amendments to correspond to the marked text in Attachment 1 hereto (“Charter Amendments”). The Lukoil Board shall recommend approval of these Charter Amendments and Lukoil and ConocoPhillips shall cooperate (including through a direct solicitation of Lukoil’s shareholders to vote affirmatively on the Charter Amendments) to seek passage of the Charter Amendments at an Initial Extraordinary Shareholders Meeting convened after the conditions in sub-clause (i) of this Section 5.3(a) have been satisfied or, if earlier, at the annual meeting of Lukoil’s shareholders in 2005 (provided, however, that if such annual meeting is scheduled within 60 days of the earliest possible date that an Initial Extraordinary Shareholders Meeting could be scheduled under Russian law, the Charter Amendments shall be put to such annual meeting). If ConocoPhillips secures commitments from other Lukoil shareholders to attend or issue a proxy in respect of (or instruct the ADR depository to do so on their behalf) an extraordinary meeting of Lukoil’s shareholders convened to approve the Charter Amendments as provided in sub-clause (i) of this Section 5.3(a), ConocoPhillips shall use its best efforts to ensure that such other Lukoil shareholders vote in favor of the Charter Amendments. If the Charter Amendments are approved by the requisite vote of the Lukoil shareholders, Lukoil shall submit the Charter Amendments for the state registration with the Governmental Authority of the Russian Federation in charge of such registration so that the Charter Amendments shall come into full force and effect in accordance with the laws of the Russian Federation and shall use its best efforts to ensure that such registration is completed within 30 Business Days after the Charter Amendments have been approved by the requisite vote of the Lukoil shareholders.

     (b) Lukoil shall ensure that at all times after the Charter Amendments have been passed in a meeting of Lukoil’s shareholders and registered in accordance with Section 5.3(a) and for so long as they remain in full force and effect, (i) no action or decision shall be taken in respect of any of the Reserved Matters (whether in a meeting of Lukoil’s shareholders or otherwise) unless such action or decision shall have (X) first been unanimously approved by the Lukoil Board or (Y) been submitted or recommended for approval in a meeting of Lukoil’s shareholders by a unanimous decision of the Lukoil Board, (ii) no action or decision shall be taken in a Lukoil Board meeting in respect of any Special Board Matter unless such action or decision is unanimously approved by the Lukoil Board; provided, however, that notwithstanding any other provision of this Agreement to the contrary, if a transaction or transactions constituting a

Special Board Matter are not unanimously approved by the Lukoil Board, the Lukoil Board shall have the right to refer the approval of such transaction or transactions to shareholders in the manner provided by Article 79 of the JSC Law; and (iii) no action or decision shall be taken with respect to any Substantial Transaction unless such Substantial Transaction has been approved in a meeting of Lukoil’s shareholders by at least 75% vote of Lukoil’s shareholders participating in such meeting. Lukoil shall ensure that at all times after the Effective Date no action on any matter is taken by any Significant Subsidiary that may have the effect of circumventing the requirements of this Agreement.

     (c) Lukoil shall not enter into any arrangements with another strategic equity partner (defined as a major international energy company) that would result in a strategic alliance with such partner that includes the acquisition or potential acquisition by such partner of an equity stake in Lukoil or representation on the Lukoil Board or similar governance rights for such party. ConocoPhillips shall be Lukoil’s only significant strategic equity partner. Notwithstanding the foregoing, Lukoil shall be entitled to continue existing projects and also initiate new projects with other partners and cooperate with other partners in the areas of existing lines of business of Lukoil as of the Effective Date, including, without limitation, exploration, production, refining and marketing of hydrocarbons and petrochemicals, both within and outside the Russian Federation. Notwithstanding the foregoing, the obligations of Lukoil under this Section 5.3(c) shall automatically terminate on January 1, 2012, if prior to such date Lukoil and ConocoPhillips have not signed a written agreement providing for the future strategic business alliance between Lukoil and ConocoPhillips for the period after January 1, 2012.

     (d) For so long as the Shareholder Beneficially Owns a number of Lukoil Securities at least equal in number to the number of Initial Shares, Lukoil shall allow the Shareholder’s representatives, upon reasonable written request setting forth the appropriate reasons for such request and during normal business hours, access to all such books and records of Lukoil (including statutory books, minute books, contracts and licenses) that the Shareholder reasonably deems necessary for the purposes of satisfying its own public reporting obligations, including such obligations under the United States securities laws. Without limiting any of Shareholder’s or ConocoPhillips Director’s rights under this Agreement and the Applicable Law, any ConocoPhillips Director nominated and elected in accordance with provisions of Section 5.1 of this Agreement shall have the right to (i) inquire with regard to anticipated actions or decisions of Lukoil which may be qualified as a Reserved Matter, Special Board Matter or a Substantial Transaction and, upon reasonable written request and during normal business hours, have access to the information and documents related to such actions or decisions, and (ii) have a right to disclose the information and documents received in accordance with this Section 5.3 (d) to the Shareholder. The Shareholder agrees to use its best efforts to brief and to consult with Lukoil prior to the public release of any of Shareholder’s financial, operating or petroleum reserves information, or disclosure which includes financial, operating or petroleum reserves information of Lukoil.

     (e) Lukoil shall ensure that at all times after the Effective Date no action on any matter requiring as of the Effective Date (i) unanimous approval of the Lukoil Board, or (ii) a 75% majority shareholder approval under the Charter or Russian law is taken unless such action has been approved in such manner. If Russian law is changed following the Effective Date so as to allow Lukoil shareholders or the Lukoil Board to approve any matter with a majority less than that required as of the Effective Date, Lukoil shall further ensure that no action on any matter requiring as of the Effective Date (i) unanimous approval of the Lukoil Board, or (ii) a 75% majority shareholder approval under the Charter or Russian law, is taken unless such action has been approved in such manner; provided, however, that no provision of this Section 5.3(e) shall be binding upon Lukoil to the extent that compliance with such provision by Lukoil breaches Russian law or the Charter as changed after the Effective Date.

     (f) Until such time as the Charter Amendments are passed by the general meeting of Lukoil’s shareholders and duly registered in accordance with Russian law, Lukoil shall use its best efforts to ensure that no Reserved Matter, Special Board Matter or Substantial Transaction shall occur without prior consultation with ConocoPhillips.

     (g) For so long as the Shareholder Beneficially Owns a number of Lukoil Securities at least equal in number to the number of Initial Shares, with regard to any Interested-Party Transaction entered into by Lukoil, Lukoil shall comply with the procedure set forth in Attachment 2 hereto (Interested-Party Approval Protocol).

     (h) For so long as the Shareholder Beneficially Owns a number of Lukoil Securities at least equal in number to the number of Initial Shares, any Interested-Party Transaction entered into by a Significant Subsidiary of Lukoil that amounts to no less than 2% of the balance sheet value of such Significant Subsidiary’s assets on an unconsolidated basis shall be subject to approval by the Lukoil Board by a simple majority vote of present Board members (other than Board members who have an interest in such Interested-Party Transaction). The foregoing procedure shall not be applicable in cases when Lukoil is deemed to be an “interested party” with respect to a transaction entered into by a Significant Subsidiary and must abstain from voting based on Article 83 of the JSC Law.

     (i) Lukoil shall use its best efforts to ensure that all Related-Party Transactions of Lukoil or its Significant Subsidiaries are consummated on market terms; provided that in the case of the sale or acquisition by Lukoil or its Significant Subsidiary of an interest in other entities such transactions may be consummated based on the net asset value of such entities.

     Section 5.4 Impact of ConocoPhillips Holding Level on Asset Transaction Documents

     (a) If (i) the Shareholder has not acquired an aggregate Beneficial Ownership of at least 10% of the outstanding Lukoil Securities on a fully diluted basis by the date which is four (4) years after the Effective Date or (ii) having acquired Beneficial Ownership of such interest as is referred to in Section 5.4(a)(i) above, at any time thereafter and prior to December 31, 2012, the Shareholder ceases to Beneficially Own at least 10% of the outstanding Lukoil Securities on a fully diluted basis as a result of a Transfer (other than as permitted pursuant to Sections 2.1(a) or (b) of this Agreement), then (X) as further specified in the AMI Agreement, the AMI Agreement shall terminate as to any future opportunities and (Y) as further specified in the Joint Venture Group Agreement, the provisions in the Joint Venture Group Agreement requiring that the General

Director and the Deputy General Director for Accounting and Finance of RusCo rotate between a nominee of Lukoil and a nominee of ConocoPhillips shall cease to be applicable and Lukoil shall always have the right to nominate the General Director of RusCo while the position of the Deputy General Director for Accounting and Finance of RusCo shall always be held by a nominee of ConocoPhillips. For the avoidance of doubt, if the circumstances specified in sub-paragraphs (i) and (ii) of the preceding sentence have not occurred on or before December 31, 2012, then this Section 5.4(a) shall be of no further force or effect.

     (b) If the Shareholder prior to the fourth anniversary of the Effective Date or at any time during the period between a Change of Control and the fourth anniversary of such Change of Control ceases to Beneficially Own a number of outstanding Lukoil Securities on a fully diluted basis at least equal to the number of Initial Shares as the result of a Transfer (other than as permitted pursuant to Section 2.1(a) or (b) of this Agreement), then (i) as further specified in the AMI Agreement, the AMI Agreement shall terminate as to any future opportunities, and (ii) as further specified in the Joint Venture Group Agreement, the provision in the Joint Venture Group Agreement requiring that the General Director and the Deputy General Director for Accounting and Finance of RusCo rotate between a nominee of Lukoil and a nominee of ConocoPhillips shall cease to be applicable and Lukoil shall always have the right to nominate the General Director of RusCo while the position of the Deputy General Director for Accounting and Finance of RusCo shall always be held by a nominee of ConocoPhillips, and (iii) as further specified in the Joint Venture Group Agreement, the provision of the Joint Venture Group Agreement stipulating that the execution on behalf of RusCo of any potentially legally binding documents and other written communications within Reserved RusCo Management Matters shall require signatures of the General Director and the Deputy General Director for Accounting and Finance or another member of RusCo Management Personnel nominated by the same RusCo Directors who nominated such Deputy General Director for Accounting and Finance shall be abolished.

     (c) The parties shall take (and cause their respective Affiliates to take) all such actions (including the adoption of amendments to RusCo’s charter, RusCo Shareholders Agreement and other internal corporate constitution documents of RusCo) as may be necessary to comply with the arrangements stipulated in Sections 5.4(a) and 5.4(b) above.

     Section 5.5 Inapplicability.

     If any time after the Effective Date and prior to the state registration of the Charter Amendments in accordance with Section 5.3(a), any Reserved Matter or Special Board Matter occurs without the prior written consent of ConocoPhillips having been given in respect of such Reserved Matter or Special Board Matter, or any Substantial Transaction occurs without being approved in a meeting of Lukoil’s shareholders by at least 75% vote of Lukoil’s shareholders participating in such meeting, (i) the transfer restrictions set forth in Section 2.1 and (ii) the Shareholder’s obligations under Sections 5.2(c) (other than with respect to Section 48.1 Issues) shall each no longer be applicable; provided, however, that notwithstanding the foregoing the Shareholder shall be released from any restrictions under Section 5.2(c) with respect to Article 48.1 Issues dealing with proposed amendments to the Charter altering or deleting the Charter Amendments or any matter proposed to be implemented in breach of any restriction in the Charter Amendments; and provided, further, that if the Charter Amendments are passed by the Lukoil shareholders at a meeting convened within 18 months after the initial Lukoil shareholder vote on the Charter Amendments in accordance with Section 5.3(a) and registered not later than 30 Business Days after they have been passed, the Shareholder’s obligations under Sections 2.1 and 5.2(c) shall be reinstated according to their original terms (unless they had otherwise lapsed pursuant to the terms of this Agreement), provided that such reinstatement shall be without prejudice to any action taken by ConocoPhillips during the interim period. If (i) the Charter Amendments have not been passed by the Lukoil shareholders within 18 months after the initial Lukoil shareholder vote on the Charter Amendments or, having been passed during such period, have not been registered within the next 30 Business Days, or (ii) the Charter has been amended to alter or delete the Reserved Matters, Special Board Matter or Substantial Transaction, or the requirement that (X) all or any of the Reserved Matters and Special Board Matters require the unanimous approval of Lukoil Board at any time after the Charter Amendments have been passed and registered in accordance with Section 5.3(a), or (Y) all or any of the Substantial Transactions require the approval by at least 75% vote of Lukoil’s shareholders participating in the general meeting of Lukoil’s shareholders, the Shareholder’s obligations under Sections 2.1 and 5.2(c) (other than with respect to Section 48.1 Issues) shall be terminated and be of no further force or effect; provided, however, that notwithstanding the foregoing the Shareholder shall be released from restrictions under Section 5.2(c) with respect to Article 48.1 Issues dealing with proposed amendments to the Charter altering or deleting the Charter Amendments or any matter proposed to be implemented in breach of any restriction in the Charter Amendments.

     Section 5.6 Termination of the Shareholder’s Rights.

     All of the Shareholder’s rights under this Article V and Lukoil’s corresponding undertakings or obligations shall terminate on a date on which the Shareholder’s Beneficially Owns a number of Lukoil Shares less than the number of Initial Shares as the result of a Transfer (other than pursuant to Sections 2.1(a) or (b)).

Article VI.
Acquisitions of Lukoil Securities

     Section 6.1 Restrictions on Acquisitions of Lukoil Securities.

     The Shareholder and its Affiliates will not (and will not cause any Person to) without in each instance obtaining the prior written consent of Lukoil:

     (a) acquire or make any proposal to acquire, directly or indirectly, any Lukoil Securities;

     (b) acquire or make any proposal to acquire all or substantially all of the assets of Lukoil or any of its consolidated subsidiaries; or

     (c) advise or attempt to influence any Person with respect to the acquisition of any voting or non-voting debt or equity securities of Lukoil;

     provided, however, that the foregoing restrictions (i) shall not apply to Lukoil Securities acquired (X) up to a maximum Beneficial Ownership interest of 20% of Lukoil’s outstanding equity on a fully diluted basis, or (Y) as a result of stock splits, dividends or other capital adjustments made by Lukoil or the exercise of warrants or other rights issued generally to holders of Lukoil Securities.

     Section 6.2 Maximum Threshold.

     Notwithstanding any other provisions of this Agreement, under no circumstances shall the Shareholder and/or its Affiliates acquire or Beneficially Own in excess of 20% of the then issued and outstanding equity securities of Lukoil.

     Section 6.3 Excess Securities.

     Promptly after acquiring or becoming the Beneficial Owner of any Lukoil Securities in excess of the number of Lukoil Securities the Shareholder is permitted to own pursuant to this Agreement, the Shareholder shall notify Lukoil of the number and type of all Lukoil Securities owned by the Shareholder. Thereafter, if requested by Lukoil within 30 days after the Shareholder notifies Lukoil pursuant to the preceding sentence, the Shareholder shall sell any Lukoil Securities in excess of the Lukoil Securities the Shareholder is permitted to hold under this Agreement. Pending such sale, the Shareholder shall deliver to the Chairman of the Lukoil Board an irrevocable proxy to vote such Lukoil Securities on any matter with respect to which a vote of the holders of such Lukoil Securities is taken and shall contribute all cash dividends or cash distributions with respect to such Lukoil Securities to the capital of Lukoil.

Article VII.
Representations and Warranties

     Section 7.1 Reliance.

     Each of Lukoil and ConocoPhillips acknowledges that the other has entered into this Agreement in reliance upon the representations and warranties set forth in this Article VII.

     Section 7.2 Representations and Warranties of Lukoil.

     Lukoil represents and warrants to ConocoPhillips that:

     (a) Lukoil has obtained all corporate authorizations and all other applicable governmental, statutory, regulatory or other consents, licenses, authorizations, waivers or exemptions required to empower it to enter into and to perform its obligations under this Agreement.

     (b) Lukoil is validly incorporated, in existence and duly registered under the laws of the jurisdiction of its incorporation and has the requisite power and authority to enter into, execute, deliver and perform this Agreement.

     (c) This Agreement, when executed, constitutes binding obligations of Lukoil enforceable against it in accordance with its terms.

     (d) The execution and delivery of, and the performance by Lukoil of its obligations under, this Agreement and the transactions contemplated hereby will not:

     (1) result in a breach of any provision of the foundational or governing documents of Lukoil;

     (2) result in a breach of any law or regulation or any order, judgment or decree of any court or governmental agency to which Lukoil is a party or by which Lukoil is bound; or

     (3) conflict with any document which is binding on Lukoil.

     (e) Lukoil has no issued or authorized equity interests of any class or type other than the Lukoil Securities.

     (f) As of the Effective Date, all Lukoil Ordinary Shares are fully paid or properly credited as fully paid, are duly issued, registered and validly existing.

     (g) As of the Effective Date, all Lukoil Ordinary Shares are duly listed on the respective stock exchanges on which they trade and are subject to the continuing listing standards of these stock exchanges; provided, however, that Lukoil shall not be liable to ConocoPhillips under this Agreement for any failure to maintain the listing of its shares on, or be in compliance with listing standards of, such stock exchanges.

     Section 7.3 Representations and Warranties of ConocoPhillips.

     ConocoPhillips represents and warrants to Lukoil that:

     (a) ConocoPhillips has obtained all corporate authorizations and all other applicable governmental, statutory, regulatory or other consents, licenses, authorizations, waivers or exemptions required to empower it to enter into and to perform its obligations under this Agreement.

     (b) ConocoPhillips is validly incorporated, in existence and duly registered under the laws of the jurisdiction of its incorporation and has the requisite power and authority to enter into, execute, deliver and perform this Agreement.

     (c) This Agreement, when executed, constitutes binding obligations of ConocoPhillips enforceable against it in accordance with its terms.

     (d) The execution and delivery of and the performance by ConocoPhillips of its obligations under, this Agreement and the transactions contemplated hereby will not:

     (1) result in a breach of any provision of the foundational or governing documents of ConocoPhillips;

     (2) result in a breach of any law or regulation or any order, judgment or decree of any court or governmental agency to which ConocoPhillips is a party or by which ConocoPhillips is bound; or

     (3) conflict with any document which is binding on ConocoPhillips.

Article VIII.
Termination

     Section 8.1 Termination.

     Except with respect to Sections of this Agreement which shall terminate on an earlier date as expressly provided herein, this Agreement shall automatically terminate on the earlier of the following: (i) on the date when ConocoPhillips (acting directly or through its Wholly Owned Subsidiary or through a designee acting on behalf of ConocoPhillips or its Wholly Owned Subsidiary) fails to be declared by the RFFP the winner of the Auction, (ii) on the 60th calendar day following the Effective Date, if the Shareholder fails to acquire by such date Beneficial Ownership of the Initial Shares, or (iii) the date when the Shareholder no longer Beneficially Owns any Lukoil Securities; provided however that in the case of this sub-clause (iii) the provisions of Section 3.5 shall survive the termination of this Agreement with respect to the parties hereto.

Article IX.
Miscellaneous

     Section 9.1 Effectiveness.

     This Agreement shall be effective as of the Effective Date.

     Section 9.2 Notices.

     All notices, requests and other communications hereunto shall be in writing and shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. All such notices, requests and other communications shall be delivered by hand, by globally recognized courier service, by facsimile transmission, receipt confirmed:

If to Lukoil to:

OAO “LUKOIL”
11 Sretensky blvd.
Moscow 101000
Russia
Attention: Leonid A. Fedun
Phone: (7.095) 927.1661
Fax: (7.095) 927.1662

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
7 Gasheka Street
Moscow, 123056 Russia

Attention: Natalia R. Baratiants
Phone: (7.095) 783.7777
Fax: (7.095) 783.7701

If to the Shareholder to:

ConocoPhillips
600 North Dairy Ashford Road
P.O. Box 2197
Houston, TX 77252-2197
Attention: Stephen F. Gates
Phone: (1.281) 293.1000
Fax: (1.281) 293.5037

with a copy to:

Freshfields Bruckhaus Deringer
65 Fleet Street
London EC4Y 1HS
United Kingdom
Attention: William Lawes
Phone: (44 20) 7936 4000
Fax: (44 20) 7832 7001

with a copy to:

Freshfields Bruckhaus Deringer
Kadashevskaya nab. 14/2
119017 Moscow
Russian Federation
Attention: Igor Gerber
Phone: +7 (095 or 501) 785 3000
Fax: +7 (095 or 501) 785 3001

     Each such notice, request or communication shall be effective (A) if delivered by hand or by globally recognized courier service, when delivered at the address specified in this Section 9.2 (or in accordance with the latest unrevoked written direction from such party) or (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 9.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

     Section 9.3 Interpretation.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, unless otherwise expressly indicated.

     Section 9.4 Severability.

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 9.5 Counterparts; Language.

     This Agreement is executed in two counterparts in the English and the Russian language, one for each of the Parties, and each of the counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute one and the same instrument, provided that in the event of any conflict between the Russian and English texts, the English text shall take precedence and prevail; provided, however, that with respect to Attachment 1 to this Agreement the Russian text shall take precedence and prevail.

     Section 9.6 Entire Agreement; No Third Party Beneficiaries.

     (a) This Agreement supersedes all prior agreements and understandings, both written and oral, among the parties to such agreements with respect to the subject matter hereof and thereof, and (b) this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

     Section 9.7 Further Assurances.

     Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

     Section 9.8 Governing Law; Equitable Remedies.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

     (b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.9 Dispute Resolution.

     (a) In the event of any dispute, controversy or claim arising out of or in connection with this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), any party may serve formal written notice on the other party that a Dispute has arisen (a “Notice of Dispute”).

     (b) The parties shall use all reasonable endeavors for a period of 90 days from the date on which the Notice of Dispute is served by one party on the other party (or such longer period as may be agreed in writing between the parties) to resolve the Dispute.

     (c) If the parties are unable to resolve the Dispute within the time period referred to in Section 9.9(b), the Dispute shall be immediately referred in writing by either party to the respective chief executives of Lukoil and ConocoPhillips who shall attempt, for a period of 7 days from the expiry of the time period referred to in Section 9.9(b), to resolve the Dispute. If the respective chief executives of Lukoil and ConocoPhillips are unable to resolve the Dispute within this seven-

day period (or such longer period as may be agreed in writing between the parties), the Dispute may be referred by either party to arbitration in accordance with the remaining provisions of this Section 9.9.

     (d) If the parties are unable to resolve the Dispute within the respective time periods referred to in Sections 9.9(b) and (c), the Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. The parties on either side of the dispute shall each appoint an arbitrator and the two arbitrators so appointed shall appoint a third arbitrator by mutual agreement who shall act as chairman of the tribunal, provided, however, that in the event the two party-appointed arbitrators cannot agree to the appointment of a third arbitrator within thirty (30) days of the appointment of the second of the party-appointed arbitrators, the chairman of the tribunal shall be appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce. The place of arbitration shall be in London, England. The language of the arbitration shall be English.

(e) Fast-Track Arbitration

     (1) In the event of any claim by ConocoPhillips arising out of or relating to Sections 2.3(b) or 5.2(e) (a “Fast-Track Dispute”), either party may serve formal written notice on the other party that a Fast-Track Dispute has arisen (a “Notice of Fast-Track Dispute”). Resolution of such Fast-Track Dispute shall be subject to the provisions of this Section 9.9(e).

     (2) The parties shall use all reasonable endeavors for a period of 30 days from the date on which the Notice of Fast-Track Dispute is served by one party on the other party (or such longer period as may be agreed in writing between the parties) to resolve the Fast-Track Dispute.

     (3) If the parties are unable to resolve the Fast-Track Dispute within the time period referred to in Section 9.9(e)(2), the Fast-Track Dispute shall be immediately referred in writing by either party to the respective chief executives of Lukoil and ConocoPhillips, who shall attempt, for a period of 10 days from the expiry of the time period referred to in Section 9.9(e)(2), to resolve the Fast-Track Dispute. If the respective chief executives of Lukoil and ConocoPhillips are unable to resolve the Fast-Track Dispute within this ten-day period (or such longer period as may be agreed in writing between the parties), the Fast-Track Dispute may be referred by either party to arbitration in accordance with the remaining provisions of this Section 9.9(e).

     (4) If the parties are unable to resolve the Fast-Track Dispute within the respective time periods referred to in Sections 9.9(e)(2) and (3), the Fast-Track Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC Arbitration Rules”) then in force, as modified in this Section 9.9(e), by a sole arbitrator. The parties shall jointly appoint the sole arbitrator, provided, however, that in the event the parties do not agree to the appointment of the sole arbitrator within 14 days of the expiry of the respective time periods referred to in Section 9.9(e)(2) and (3), the sole arbitrator shall be appointed in accordance with the Rules of Arbitration of the International Chamber of Commerce. The place of the Fast-Track Arbitration shall be London, England. The language of the Fast-Track Arbitration shall be English.

     (5) For the purpose of Fast-Track Arbitration under this Section 9.9(e), every time limit set out in the ICC Arbitration Rules for the taking of any action by a party or the sole arbitrator shall be reduced by half.

     (6) The sole arbitrator will be deemed to have rendered the Award on the date on which the parties are notified of the Award by the Secretariat of the International Chamber of Commerce.

     (f) Each party hereby agrees that all of the transactions contemplated by this Agreement shall constitute commercial activities, and hereby represents and warrants that it is acting solely in its commercial capacity in executing and delivering this Agreement and performing its obligations hereunder. To the extent that any party may be entitled in any jurisdiction whatsoever to claim for itself or any of its agencies, instrumentalities, properties or assets, immunity, whether characterized as sovereign or otherwise, or as arising from an act of state or sovereignty, from suit, execution, set-off, attachment or other legal process of any nature whatsoever, it hereby expressly and irrevocably waives such immunity and hereby agrees not to claim or permit to be claimed on its behalf or on behalf of any of its agencies or instrumentalities any such immunity. Without limiting the generality of the foregoing, Lukoil hereby expressly waives any right to claim immunity under the laws of the Russian Federation, or any similar law in any other jurisdiction in the world.

     Section 9.10 No Partnership or Agency.

     (a) Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between the parties nor, except as may be expressly set out in it, constitute either party the agent of the other for any purpose.

     (b) Unless the parties agree otherwise in writing, neither of them shall (i) enter into any contracts or commitments with third parties as agent for the other party, or (ii) describe itself as such an agent or in any way hold itself out as being such an agent.

     Section 9.11 Amendments; Waivers.

     (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.12 Assignment.

     Except as expressly set forth in the other provisions hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that in no event shall an assigning party be released from its obligations hereunder without the prior written consent of the other party hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void ab initio.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

OAO “LUKOIL”

By:	/s/ Leonid Fedun
	Name:	Leonid Fedun
	Title:	Vice-President

ConocoPhillips

By:	/s/ John Lowe
	Name:	John Lowe
	Title:	Executive Vice-President

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